Exhibit 17.1

                                Donald D. McAfee
                                 2820 Martin St.
                              Bellingham, WA 98226

                                                               February 25, 2004



Medsolutions Inc.
12750 Merit Dr.
Park Central VII
Suite 770
Dallas, TX 75251

Attn:    Winship Moody, Chairman of the Board,
         Matthew Fleeger, CEO
         Steven Block, Corporate Counsel




Gentlemen,

This letter is to request disclosure of my resignation from the MedSolutions Board of Directors as per SEC 8-K filing requirements under Item 6 within five days of this letter. My resignation was effective December 22, 2003 due to my disagreement with the company's operations, policies and practices.



                                                                      Sincerely,

                                                               /s/ Don D. McAfee
                                                               -----------------
                                                                   Don D. McAfee